Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shutterstock, Inc. (the “Company”) of our report dated May 14, 2012 relating to the financial statements of Shutterstock Images LLC, which appears in the Company’s prospectus filed pursuant to Rule 424(b) in connection with the Company’s Registration Statement on Form S-1 (No. 333-181376).

/s/ PricewaterhouseCoopers LLP

New York, New York

October 10, 2012